Exhibit 99.1
Fibrocell and Intrexon Announce IND Filing of FCX-007
for the Treatment of Recessive Dystrophic Epidermolysis Bullosa (RDEB)

- Additional Positive Proof-of-Concept Data from in vivo Pre-Clinical Studies Highlighted -

EXTON, PA and GERMANTOWN, MD - July 20, 2015 - Fibrocell Science, Inc., (NASDAQ:FCSC), an autologous cell and gene therapy company focused on developing first-in-class treatments for rare and serious skin and connective tissue diseases with high unmet needs, and Intrexon Corporation (NYSE:XON), a leader in synthetic biology, today announced the submission of an Investigational New Drug (IND) Application with the U.S. Food and Drug Administration for FCX-007, Fibrocell’s lead orphan gene-therapy drug candidate for the treatment of recessive dystrophic epidermolysis bullosa (RDEB).
RDEB is a congenital, progressive, devastatingly painful and debilitating genetic disorder that often leads to death. It is caused by a mutation of the COL7A1 gene, the gene which encodes for type VII collagen (COL7), a protein that forms anchoring fibrils. Anchoring fibrils hold together the layers of skin, and without them, skin layers separate causing severe blistering, open wounds and scarring in response to any kind of friction, including normal daily activities like rubbing or scratching. FCX-007 is a genetically-modified autologous fibroblast that encodes COL7.
In addition to our recent announcement regarding the preliminary toxicology results using FCX-007 cells in a human skin graft model which demonstrated no findings of toxicology in RDEB human skin xenograft severe combined immunodeficiency (SCID) mice, Fibrocell and Intrexon announced additional positive proof-of-concept data from in vivo pre-clinical studies that showed:

•	the presence of COL7 in the dermal-epidermal junction of the RDEB cultured grafts in RDEB human skin xenograft SCID mice; and

•	no apparent systemic distribution of the vector in normal human skin xenograft SCID mice.

“Filing the IND is a significant milestone for RDEB patients, their families and their caregivers as we advance FCX-007 toward human clinical trials," said David Pernock, Chairman and Chief Executive Officer of Fibrocell. “FCX-007 is a personalized gene therapy that offers the potential to treat the underlying cause of RDEB and give hope to patients suffering from this devastating disease.”
“The combination of Intrexon’s biological engineering and Fibrocell's autologous fibroblast platform has led to a promising genetically-modified cellular therapy to potentially address unmet needs of RDEB patients,” added Suma Krishnan, Senior Vice President, Product Development and Head of Intrexon's Human Therapeutics Division. “Moving forward into the clinic is another achievement in the development of FCX-007, and we are pleased to be one step closer in realizing the potential of this powerful therapeutic candidate.”
Fibrocell expects to initiate a Phase I/II clinical trial by year-end to evaluate the safety, mechanism of action, and efficacy of FCX-007.
About FCX-007
FCX-007 is Fibrocell’s novel gene-therapy drug candidate for the treatment of recessive dystrophic epidermolysis bullosa (RDEB), a congenital and progressive orphan skin disease caused by the deficiency of the protein type VII collagen (COL7). FCX-007 is a genetically-modified autologous fibroblast that encodes COL7 and is being developed in collaboration with Intrexon. By genetically modifying autologous fibroblasts, ex vivo, to produce COL7, culturing them and then treating blisters and wounds locally via injection, FCX-007 offers the potential to address the underlying cause of the disease by providing high levels of COL7 directly to the affected areas, avoiding systemic treatment.

About Recessive Dystrophic Epidermolysis Bullosa (RDEB)
Recessive dystrophic epidermolysis bullosa (RDEB) is the most severe form of dystrophic epidermolysis bullosa (DEB), a congenital, progressive, devastatingly painful and debilitating genetic disorder that often leads to death.

RDEB is caused by a mutation of the COL7A1 gene, the gene which encodes for type VII collagen, a protein that forms anchoring fibrils. Anchoring fibrils hold together the layers of skin, and without them, skin layers separate causing severe blistering, open wounds and scarring in response to any kind of friction, including normal daily activities like rubbing or scratching. Children who inherit the condition are often called “butterfly children” because their skin is as fragile as a butterfly’s wings. There are approximately 1,100 - 2,500 RDEB patients in the U.S. Currently, there is no cure for RDEB and treatments address only the sequelae, including daily bandaging, hydrogel dressings, antibiotics, feeding tubes and surgeries.

About Fibrocell Science, Inc.
Fibrocell is an autologous cell and gene therapy company focused on developing first-in-class treatments for rare and serious skin and connective tissue diseases with high unmet medical needs.  Fibrocell's most advanced drug candidate, azficel-T, uses its proprietary autologous fibroblast technology and is in a Phase II clinical trial for the treatment of chronic dysphonia resulting from vocal cord scarring.  In collaboration with Intrexon, a leader in synthetic biology, Fibrocell is also developing gene therapies for orphan skin diseases using gene-modified autologous fibroblasts.  The Company has filed an IND for FCX-007, its lead orphan gene-therapy drug candidate, for the treatment of recessive dystrophic epidermolysis bullosa (RDEB).  Fibrocell is in pre-clinical development of FCX-013, its second gene-therapy drug candidate, for the treatment of linear scleroderma. For more information, visit fibrocell.com.
About Intrexon Corporation
Intrexon Corporation (NYSE:XON) is Powering the Bioindustrial Revolution with Better DNA™ to create biologically-based products that improve the quality of life and the health of the planet. The Company's integrated technology suite provides its partners across diverse markets with industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com.
Forward-Looking Statements
This press release contains, and our officers and representatives may from time to time make, statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include statements we make regarding the initiation and timing of a Phase I/II clinical study to evaluate the safety, mechanism of action and efficacy of FCX-007 for the treatment of RDEB, the potential benefits of FCX-007 and other statements relating to our development strategy, timing and potential advantages of our product candidates.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of Fibrocell’s control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: varying interpretation of research data; the outcome of regulatory review of the IND; uncertainties relating to the initiation and completion of clinical trials; and whether clinical trial results will validate and support the safety and efficacy of our product candidates, as well as those set forth under the caption “Item 1A. Risk Factors” in Fibrocell’s most recent Form 10-K filing.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. In addition, Fibrocell operates in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, you should not place any reliance on forward-looking statements as a prediction of actual results. Fibrocell disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement. You are also urged to carefully review and consider the various disclosures in Fibrocell’s most recent annual report on Form 10-K, our most recent Form 10-Q as well as other public filings with the SEC since the filing of Fibrocell’s most recent annual report.
Safe Harbor Statement
Some of the statements made in this press release are forward-looking statements.  These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for the development of our business.  Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release.

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Investor Contact:
Karen Casey
Fibrocell
Tel: +1 (484) 713-6133
kcasey@fibrocellscience.com

Christopher Basta
Intrexon
Vice President, Investor Relations
Tel: +1 (561) 410-7052
investors@intrexon.com